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                               ALLIANCEBERNSTEIN

                                                June 17, 2011

State Street Bank and Trust Company
Lafayette Corporate Center
2 Avenue de Lafayette
Boston, MA 02111
Attention: Richard W. Stowe, Vice President

Re:   AllianceBernstein Cap Fund, Inc. - (the "Fund")

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established a new series of shares to be known as AllianceBernstein International Focus 40 Portfolio, respectively (the "Portfolio").

In accordance with Section 18.6, the Additional Portfolios provision, of the Master Custodian Agreement dated as of August 3, 2009 by and among each management investment company party thereto and State Street Bank and Trust Company, the undersigned Fund hereby requests that your bank act as Custodian for the aforementioned Portfolio under the terms of the aforementioned contract. In connection with such request, the undersigned Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 18.7 of the aforementioned contract.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

                                   Sincerely,

                              AllianceBernstein Cap Fund Inc.
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                              on behalf of:

                             AllianceBernstein International Focus 40 Portfolio
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                             By: /s/ Louis T. Mangan
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                             Name: Louis T. Mangan
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                             Title: Assistant Secretary, Duly Authorized
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Agreed and Accepted:

STATE STREET BANK ND TRUST COMPANY



By:    /s/ Michael F. Rogers
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Name:  Michael F. Rogers
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Title: Executive Vice President, Duly Authorized
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Effective Date: July 1, 2011
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                             AllianceBernstein L.P.


          1345 Avenue of the Americas, New York, NY 10105 212.969.1000
                           www.alliancebernstein.com